                                  AMETEK, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------


          In recognition of the valuable services provided to AMETEK, Inc. ("AMETEK") by its executive employees, the Board of Directors wishes to provide additional retirement benefits to those individuals whose benefits under certain of the retirement plans maintained for employees of AMETEK or its subsidiaries are restricted by the provisions of the Internal Revenue Code of 1986, as amended. It is the intent of the Company to provide these benefits under the terms and conditions hereinafter set forth. This Plan is intended to be a non-qualified supplemental retirement plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company, pursuant to Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and, as such, to be exempt from the provisions of Parts II, III and IV of Title I of ERISA.

                                   ARTICLE  1

                                  Definitions
                                  -----------

1.1         "Account" means a bookkeeping account established pursuant to
Section 3.5 which reflects the amount standing to the credit of the Participant under the Plan.

1.2 "Administrator" means a committee consisting of AMETEK's Chief Executive Officer, Chief Financial Officer and Corporate Counsel OR SUCH PERSON OR PERSONS APPOINTED BY THE BOARD, WHO SHALL ADMINISTER THE PLAN.

1.3 "Beneficiary" means the person or persons designated by the Participant in writing, in the manner specified by the Administrator, to receive the Participant's Supplemental Benefit due under the Plan in the event of the Participant's death as provided in Section 4.2.

1.4         "Board" means the Board of Directors of AMETEK.

1.5         "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Company" means AMETEK and each of its subsidiaries designated by the Board, which has elected to cover its Employees hereunder by resolution of its board of directors.

1.7 "Compensation" means compensation as defined in a Retirement Plan for purposes of determining a Participant's accrued benefit, after reduction by the amount of the Compensation Limit, but taking into account the amount of any severance benefits (except a lump sum) and bonuses accrued for a Participant for any Plan Year whether or not any such compensation is deferred under a deferral plan of the Company.

                                      -1-
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1.8         "Compensation Limit" means the amount of Compensation that may be taken into account under a Retirement Plan by reason of the provisions of
Section 401(a)(17) of the Code.

1.9         "Effective Date" means May 1, 1997.

1.10 "Employee" means any individual employed by the Company on the Effective Date or thereafter in an executive capacity on a regular, full-time basis and who is a member of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA. Individuals employed by the Company in a casual or temporary capacity (i.e., those hired for
                                                           ----
a specific job of limited duration) and individuals characterized as "leased employees," within the meaning of Section 414 of the Code, or persons characterized by the Company as "independent contractors," no matter how characterized by the Internal Revenue Service, other governmental agency or a court, shall not be considered "Employees" for the purposes of the Plan. Any change of characterization of an individual shall, unless determined otherwise by the Board, take effect on the actual date of such change without regard to any retroactive recharacterization.

1.11 "Participant" means any Employee who satisfies the eligibility requirements set forth in Article 2. In the event of the death or incompetency of a Participant, the term shall mean the Participant's personal representative or guardian.

1.12 "Plan" means the AMETEK, Inc. Supplemental Executive Retirement Plan as set forth herein and as it may be amended from time to time.

1.13 "Plan Year" means the period commencing on January 1, 1997 and ending on December 31, 1997 and each calendar year thereafter.

1.14 "Retirement Plan" means the Employees' Retirement Plan of AMETEK, Inc., the Employees' Retirement Plan of AMETEK Aerospace Products, Inc., the Specialty Metal Products Division of AMETEK Employees' Pension Plan or the Retirement Feature of The AMETEK, Inc. Savings and Investment Plan, either collectively or individually, as required by the context.

1.15 "Separates from Employment" means the Employee's termination of employment from the Company for any reason. Except as otherwise provided herein, a Separation from Employment shall be deemed to have occurred on the last day of the Employee's service to the Company but taking into account any compensation continuation arrangement or severance benefit arrangement that may be applicable.

1.16 "Shares" means shares of common stock of AMETEK, par value $.01 per share.

1.17 "Supplemental Benefit" means a supplemental retirement benefit calculated under Article 3 as of any date of reference.

                                   ARTICLE  2

                                  Eligibility
                                  -----------

2.1 Any Employee on the Effective Date whose compensation from the Company is (i) in excess of the limitation imposed by Code Section 401(a)(17) or
(ii) not fully taken into account in determining the Employee's benefit under a Retirement Plan by reason of the rules imposed under Code Section 401(a)(4), shall be a Participant in the Plan so long as the Employee is participating in a Retirement Plan or would be so eligible if the Employee had sufficient service.

2.2 An Employee who becomes a participant in a Retirement Plan after the Effective Date, or would be so eligible if the Employee had sufficient service, shall become a Participant in the Plan on such future date as the provisions of
Section 2.1 apply to the Employee.

                                   ARTICLE  3

                              Supplemental Benefit
                              --------------------

3.1 The Supplemental Benefit of a Participant shall consist of the sum of the contribution credits to a Participant's Account as determined under
Section 3.2 and the deemed income and appreciation (or depreciation) attributable to such contribution credits as determined under Section 3.3.

3.2 (a) For each Plan Year, the Company shall credit to the Account of each Participant an amount equal to 13% multiplied by the Participant's Compensation for that Plan Year. Such credit shall be made as of the last day of the Plan Year if the Participant has not Separated from Employment during the Plan Year; provided, however, that a credit shall nonetheless be made to a Participant's Account if such Separation from Employment occurred on account of death or retirement under a Retirement Plan or if the Separation from Employment was initiated by the Company without cause, as determined in accordance with the Company's personnel policies and, in any such case, the credit to the Account shall be in cash notwithstanding the provisions of Section 3.3. Notwithstanding the foregoing, the annual amount credited to the Account of Walter E. Blankley shall be determined in accordance with subsection (b) of this Section 3.2.

          (b) For each Plan Year, the Company shall credit to the Account of Walter E. Blankley ("Blankley") an amount equal to 13% multiplied by the portion of his Compensation for that Plan Year that is not being taken into account in calculating his benefit under the Supplemental Retirement Benefit Agreement between Blankley and the Company, dated May 21, 1991 either because (i) it exceeds the 6% compensation growth limit included in such agreement; or (ii) the actual Compensation Limit differs from the Compensation Limit as projected in such agreement.

          (c) For an Employee who becomes a Participant on the Effective Date, a one-time credit shall also be made to the Participant's Account equal to the amount shown opposite the Participant's name on Schedule A to this Plan, which schedule may be adjusted through December 31, 1997.

3.3 As of the last day of each Plan Year, including December 31, 1997, the amount credited to a Participant's Account pursuant to Section 3.2 shall be deemed to be invested in whole and fractional Shares based on the average closing price of the Shares on the principal exchange on which the Shares are traded for the first 10 trading days of December preceding the deemed investment. As of the last day of each subsequent Plan Year, the amounts credited to the Participant's Account under Section 3.2 shall be adjusted by the appreciation or depreciation in the value of the Shares, as measured by the closing price of the Shares on the last business day of such Plan Year. Deemed dividends on the Shares allocated to a Participant's Account shall be credited to a Participant's Account during a Plan Year when dividends are actually paid on Shares and shall be deemed to be invested in additional Shares on the last business day of such Plan Year based on the closing price of the Shares on the principal exchange on which the Shares are traded for the first 10 trading days of December preceding the deemed investment.

3.4 A Participant's right to a Supplemental Benefit shall be non-forfeitable at the same time as the Participant's right to an accrued benefit is non-forfeitable in accordance with the terms of the applicable Retirement Plan. No Participant shall receive a Supplemental Benefit under the Plan unless that Participant is entitled to a vested benefit under a Retirement Plan.

3.5 The Administrator shall cause the Company to create and maintain on its books an Account for each Participant to which it shall credit amounts required by Sections 3.2 and 3.3.

                                   ARTICLE  4

                      Distribution of Supplemental Benefit
                      ------------------------------------

4.1 A Participant's non-forfeitable Supplemental Benefit shall be paid in one lump sum, in Shares (except any cash credits to the Participant's Account in accordance with the proviso in Section 3.2(a) or as a result of dividends credited to the Participant's Account but not yet deemed invested in Shares shall also be distributed). Such distribution shall be made within 30 days after the date of the Participant's Separation from Employment. A Participant shall file a written notice with the Administrator to receive the Supplemental Benefit due pursuant to the terms of Article 3 hereof in the manner provided by the Administrator.

4.2 If a Participant with a non-forfeitable right to a Supplemental Benefit dies before receiving such Supplemental Benefit, the Participant's Beneficiary shall receive the Participant's vested Supplemental Benefit in one lump sum, in Shares and cash, as provided in Section 4.1. Such distribution shall be made within 30 days after the date of the Participant's death.

                                   ARTICLE  5

                                    Funding
                                    -------

5.1 The Board may, but shall not be required to, authorize the establishment of a trust by the Company to serve as the funding vehicle for the benefits described herein. In any event, the Company's obligations hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Participant shall have any right to any specific assets of the Company.

                                   ARTICLE 6

                    Administration and Discretionary Duties
                    ---------------------------------------

6.1 The Administrator shall have full power and authority to interpret and administer this Plan and to make factual determinations and the Administrator's actions in doing so shall be final, conclusive and binding on all persons interested in the Plan. The Administrator may from time to time adopt rules and regulations governing this Plan.

6.2 The Administrator may designate other persons to carry out such of the responsibilities hereunder for the operating and administration of the Plan as the Administrator deems advisable and delegate to the persons so designated such of the powers as the Administrator deems necessary to carry out such responsibilities. Such designation and delegation shall be subject to such terms and conditions as the Administrator deems necessary or proper. Any action or determination made or taken in carrying out responsibilities hereunder by the persons so designated by the Administrator shall have the same force and effect for all purposes as if such action or determinations had been made or taken by the Administrator.

6.3 All expenses incurred by the Administrator in the operation and administration of the Plan shall be paid by the Company. The Administrator shall receive no compensation solely for services in carrying out any responsibility under the Plan.

6.4 The Administrator shall use ordinary care and diligence in the performance of its duties. The Company shall indemnify and defend the Administrator against any and all claims, loss, damages, expense (including reasonable counsel fees), and liability arising from any action or failure to act, except when the same is due to the gross negligence or willful misconduct of the Administrator.

6.5 Any action required of the Company or the Board under the Plan, or made by the Administrator acting on their behalf, shall be made in the Company's, the Board's or the Administrator's sole discretion, not in a fiduciary capacity and need not be uniformly applied to similarly situated persons. Any such action shall be final, conclusive and binding on all persons interested in the Plan.

                                   ARTICLE 7

                                   Amendment
                                   ---------

7.1 The Board, by written resolution, shall have the right to amend or modify the Plan at any time in any manner whatsoever; provided, however, that no amendment shall operate to reduce a Participant's Supplemental Benefit for any Participant who is participating in the Plan nor the payment due to a terminated Participant or surviving Spouse at the time the amendment is adopted. In addition, the Administrator may make all technical, administrative, regulatory and compliance amendments to the Plan, and any other amendment that will not significantly increase the cost of the Plan to the Company, as the Administrator shall deem necessary or appropriate.

                                   ARTICLE 8

                                  Termination
                                  -----------

8.1 Continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Company. The Board, by written resolution, shall have the right at any time to discontinue the Plan; provided, however, that the termination shall not operate to reduce the Supplemental Benefit for any Participant who is participating in the Plan nor the payment due to a terminated Participant or surviving Spouse at the time the termination is approved.

                                   ARTICLE 9

                                 Miscellaneous
                                 -------------

9.1 Nothing contained herein (i) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, severance pay or other benefit to which he otherwise is or might become entitled to as an Employee or (ii) shall be construed as conferring upon an Employee the right to continue in the employ of the Company as an executive or in any other capacity.

9.2 Any amounts payable by the Company hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Company for its Employees.

9.3 The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Company.

9.4 The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

9.5 The rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered. Any attempt to do so shall be void. In addition, a Participant's rights hereunder are not subject, in any manner, to attachment or garnishment by creditors of the Participant or the Participant's spouse.

9.6 Neither the Company nor any member of the Board or the Administrator shall be responsible or liable in any manner to any Participant or any person claiming through the Participant for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits or the interpretation and administration of this Plan.

9.7 This Plan sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except as provided in Articles 7 and 8.

                                   ARTICLE 10

                                Claims Procedure
                                ----------------

10.1 Each Participant or spouse believing himself or herself eligible for a Supplemental Benefit under the Plan shall apply for such benefits by completing and filing with the Administrator an application for benefits on a form supplied by the Administrator. In the event that any claim for benefits is denied in whole or in part, the Participant or spouse whose claim has been so denied shall be notified of such denial in writing by the Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Spouse of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

          (a) The Participant or spouse whose claim has been denied shall file with the Administrator a notice of desire to appeal the denial. Such notice shall be filed within 60 days of notification by the Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

          (b) The Administrator shall consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Administrator shall deem relevant.

          (c) The Administrator shall ordinarily render a determination upon the appealed claim within 60 days after receipt which determination shall be accompanied by a written statement as to the reasons therefor. However, in special circumstances the Administrator may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to commencement of the extension. The determination so rendered shall be binding upon all parties.

          IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, AMETEK, Inc. has executed the same this 8th day of July, 1997.

                        AMETEK, Inc.

                        By:      /s/ Walter E. Blankley
                             ------------------------------
                                Walter E. Blankley
                                Chairman and
                                Chief Executive Officer
  A T T E S T
  -----------

By:      /s/ Donna F. Winquist
     -----------------------------

                                  SCHEDULE A
                                   -----------


                              ONE-TIME MAKE-UP
NAME                            CONTRIBUTION
----                            ------------

BLANKLEY, WALTER E.               $193,897
CAVIN, DOYLE K.                     25,004
CHLEBEK, ROBERT W.                       0
CLEARY, WILLIAM F.                   2,105
DUDLEY, FRED L.                     16,031
GOODRICH, PHILIP A.                      0
HABEGGER, RICHARD J.                23,821
HARRIS, ROBERT W.                   23,902
HERMANCE, FRANK S.                 140,804
KNAUF, EDMUND R.                     1,009
KNUDSON, KNUTE S.                    2,870
KRAMER, EDWARD G.                   31,459
MANGOLD JR., THOMAS F.              19,004
MARSINEK, GEORGE E.                120,892
MOLINELLI, JOHN J.                  68,219
NEUPAVER, ALBERT J.                 61,488
PARATO, VITO J.                     20,474
PORTER, JOHN H.                     18,296
RICKETTS, JOSEPH H.                 16,184
SAUNDERS, DEIRDRE D.                 1,566
SMITH, ROGER A.                      2,843
SMITH, RONALD W                      4,056
WINQUIST, DONNA F.                   1,300

Loc.: 34M